Exhibit 99.1


PRESS RELEASE                                   Franklin Street Properties Corp.
--------------------------------------------------------------------------------
     401 Edgewater Place o Suite 200 o Wakefield, Massachusetts 01880-6210
               (781) 557-1300 o www.franklinstreetproperties.com

Contact:  Donna Brownell 877-686-9496                      FOR IMMEDIATE RELEASE


                   FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
                              RECORD 2006 EARNINGS


Wakefield, MA--February 20, 2007--Franklin Street Properties Corp. (the "Company" or "FSP") (AMEX: FSP) announced today record Net Income and Earnings Per Share (EPS) for the year ended December 31, 2006. The Company also announced increased Adjusted Funds From Operations (AFFO) over 2005, record AFFO plus Gains on Sales (AFFO+GOS) and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, AFFO and AFFO+GOS, and believes each is an important measure. A reconciliation of Net Income to AFFO and AFFO+GOS, which are non-GAAP financial measures, is provided on page 3 of this press release.

(in 000's except per share data)       Three Months Ended December 31,           Year Ended December 31,
                                       -------------------------------      --------------------------------
                                        2006        2005      Increase        2006        2005      Increase
                                        ----        ----      --------        ----        ----      --------

Net Income ........................    $39,482    $28,424      $11,058      $110,929     $75,116     $35,813
                                       ===============================      ================================

AFFO ..............................    $20,320    $16,934      $ 3,386      $ 79,987     $64,970     $15,017
GOS ...............................     26,969     17,232        9,737        61,438      30,493      30,945
                                       -------------------------------      --------------------------------
AFFO+GOS ..........................    $47,289    $34,166      $13,123      $141,425     $95,463     $45,962
                                       ===============================      ================================

Per Share Data:
EPS ...............................    $  0.56    $  0.47      $  0.09      $   1.65     $  1.32     $  0.33
AFFO ..............................    $  0.29    $  0.28      $  0.01      $   1.19     $  1.14     $  0.05
AFFO+GOS ..........................    $  0.67    $  0.57      $  0.10      $   2.11     $  1.68     $  0.43

Weighted ave shares (diluted) .....     70,766     60,259       10,507        67,159      56,847      10,312
                                       -------------------------------      --------------------------------

George J. Carter, President and CEO, commented as follows:

"FSP is a real estate investment company that has three major components to its profitability.

1.    Rental income from properties

2.    Gains or losses on sales of properties

3.    Fee income from real estate investment banking activities

Because property sales and investment banking are transactional sources of business, their contribution from quarter-to-quarter can be quite variable. Consequently, FSP management believes that a much more meaningful view of financial performance and potential future performance can be ascertained from annual financial results. Our 2006 financial performance metrics, which we believe to be most important when evaluating FSP, follow."


                                     -more-

(in 000's except per Share amounts, which are fully diluted)

                                                         Year ended December 31,
                                                         -----------------------
                                                            2006            2005       FSP Closing Share Prices:
                                                            ----            ----       -------------------------
Increase in Shareholders' Equity per share               $   1.97       $   0.92         12/31/06      $21.05
Dividend paid per share                                      1.24           1.24         12/31/05      $20.95
                                                         =======================
Total                                                    $   3.21       $   2.16         12/31/04         N/A
                                                         =======================
Total as a percentage of 12/31/05 closing price              15.3%           N/A
                                                         =======================

                                                                                         % Increase    Multiple on
                                                                                            Over          21.05
2006 results                                             31-Dec-06      31-Dec-05        Prior Year    Share Price
                                                         ---------      ---------        ----------    -----------
Per share amounts:
EPS (net income) ................................        $   1.65       $   1.32             25.0%       12.8
AFFO ............................................        $   1.19       $   1.14              4.4%       17.7
GOS (Gain on sales of assets) ...................        $   0.91       $   0.54             68.5%       23.1
AFFO + GOS ......................................        $   2.11       $   1.68             25.6%       10.0
AFFO plus appreciation realized on assets sold ..        $   1.87       $   1.42             31.7%       11.3

Shareholders' Equity per share ..................        $  13.03       $  11.06             17.8%        1.6
                                                         ====================================================

Cash and certificate of deposit                          $ 75,116       $ 69,715             7.7%
                                                         ========================================

Permanent Debt                                           $   0.00       $   0.00             0.0%
                                                         ========================================

"As we begin 2007, I continue to be confident that FSP's financial position is strong, competitive and flexible within the broader capital and real estate markets, and anticipate continued growth and performance from our three major business components."

Discussion of results:

The following significant factors affected Net Income, EPS, AFFO and AFFO+GOS for the three months and year ended December 31, 2006 compared to results for the same periods in 2005:

o Gains on sale of properties including a provision for loss on an asset held for sale during the three months and year ended December 31, 2006 was $27.0 million and $61.4 million, respectively. Net gains on the sale of properties during the three months and year ended December 31, 2005 was $17.2 million and $30.5 million, respectively.
o     Increased net operating income from the real estate portfolio included:
      - The benefits of four properties acquired by merger in April 2005 and five properties acquired by merger in April 2006, which were accretive to our per share calculations.
      - The benefits of two suburban office properties acquired directly in 2005 and three suburban office properties acquired directly in 2006.
      - Lease termination payments received of $0.8 million and $7.5 million during the three months and year ended December 31, 2006, respectively, compared to $0.2 million and $1.0 million for the three months and year ended December 31, 2005. Except for a lease which expired at December 31, 2006, a substantial amount of the space at the related properties was re-leased.
o Greater investment banking results compared to the same periods in 2005. Gross proceeds on the sale of securities, which our revenue and expenses in investment banking are directly related to, was $170.2 million for the year ended December 31, 2006 compared to $138.8 million for 2005. This was an increase of $36.5 million and $31.4 million for the three months and year ended December 31, 2006, respectively, compared to the same periods in 2005.


                                     -more-

o Interest income increased $0.4 million and $1.4 million in the three months and year ended December 31, 2006, respectively, compared to the same periods in 2005 as a result of higher bank balances during the periods and rising interest rates.

o General and administrative costs increased $0.9 million and $1.1 million for the three months and year ended December 31, 2006, compared to the same periods in 2005. The increase was primarily from compensation and other costs relating to merger, acquisition and disposition activity and monitoring and managing a larger portfolio of properties.

o A net increase of 10.5 million and 10.3 million weighted average shares for the three months and year ended December 31, 2006, respectively, compared to 2005 due to the merger completed on April 30, 2006.

A reconciliation of Net Income to AFFO, AFFO+GOS and AFFO plus appreciation realized on assets sold is shown below, and definitions of AFFO, AFFO+GOS and AFFO plus appreciation realized on assets sold are provided on Supplemental Schedule F. We believe AFFO is used broadly throughout the REIT industry as a measurement of performance and is generally calculated in a similar manner to our calculation. We also believe that AFFO+GOS and AFFO plus appreciation realized on assets sold are important measures as they consider investment performance.

                                                                  Three Months Ended                Year Ended
                                                                     December 31,                   December 31,
                                                                -----------------------       ------------------------
(In thousands except per share amounts)                           2006           2005            2006           2005
                                                                  ----           ----            ----           ----

Net income                                                      $ 39,482       $ 28,424       $ 110,929       $ 75,116
     Net gains on sales of assets and
        provision on one asset held for sale                     (26,969)       (17,232)        (61,438)       (30,493)
     GAAP income from non-consolidated REITs                        (131)          (121)         (1,043)        (1,418)
     Distributions from non-consolidated REITs                        59            130             783          1,217
     Depreciation of real estate & intangible amortization         8,684          6,258          32,090         22,240
     Straight-line rent                                             (805)          (525)         (1,334)        (1,692)
                                                                -----------------------       ------------------------
Adjusted Funds From Operations (AFFO)                             20,320         16,934          79,987         64,970
     Plus gains on sales of assets and
        provision on one asset held for sale                      26,969         17,232          61,438         30,493
                                                                -----------------------       ------------------------
AFFO+GOS                                                          47,289         34,166         141,425         95,463
     Adjustment for appreciation realized on assets sold          (8,330)        (7,277)        (15,605)       (14,502)
                                                                -----------------------       ------------------------
AFFO plus appreciation realized on assets sold                  $ 38,959       $ 26,889       $ 125,820       $ 80,961
                                                                =======================       ========================

Per Share Data
EPS                                                             $   0.56       $   0.47       $    1.65       $   1.32
AFFO                                                            $   0.29       $   0.28       $    1.19       $   1.14
AFFO+GOS                                                        $   0.67       $   0.57       $    2.11       $   1.68
AFFO plus appreciation realized on assets sold                  $   0.55       $   0.45       $    1.87       $   1.42

Weighted average shares (basic and diluted)                       70,766         60,259          67,159         56,847
                                                                =======================       ========================

Dividend announcement

On January 19, 2007, the Board of Directors of the Company declared a cash distribution of $0.31 per share of common stock payable on February 20, 2007 to stockholders of record on January 31, 2007.


                                     -more-

Real Estate and Investment Banking Update

During the fourth quarter we acquired a suburban office property in Broomfield, Colorado with a total of approximately 241,000 square feet of rentable space. The purchase was financed with proceeds from property sales. We sold two suburban office properties located in Herndon, Virginia and North Andover, Massachusetts with a total of 251,000 square feet. In December 2006, we reached an agreement to sell a suburban office property in Greenville, South Carolina with a total of 144,000 square feet of rentable space. The property was sold on January 31, 2007 at a loss of approximately $4.9 million, which was provided for in 2006. Supplementary Schedule D presents our continuing real estate portfolio of 29 properties as of December 31, 2006. In January 2007 we commenced a new syndication as part of our real estate investment banking activities with an opportunity to place up to $221 million.

--------------------------------------------------------------------------------
Today's news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for February 21, 2007 at 9:30 a.m. (ET) to discuss the fourth quarter and year end 2006 results. The toll free number is 1-800-510-9661, passcode 43336594. Internationally, the call may be accessed by dialing 1-617-614-3452, passcode 43336594. The call will also be available via a live webcast, which can be accessed at least 10 minutes before the start time through the Webcasts & Presentations section of our Investor Relations section at www.franklinstreetproperties.com. A replay of the conference call will be available on the Company's website one hour after the call.

About Franklin Street Properties Corp.

Franklin Street Properties Corp. is an investment firm specializing in real estate based in Wakefield, Massachusetts, which is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. FSP owns an unleveraged portfolio of real estate. The majority of FSP's property portfolio is suburban office buildings. FSP's subsidiary, FSP Investments LLC (member, NASD and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the "Risk Factors" set forth in Item 1A of our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006 and subsequent filings with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.


                                     -more-

                           Franklin Street Properties
                                Earnings Release
                            Supplementary information
                                Table of contents


Franklin Street Properties Financial Results                                A-C
Real estate portfolio summary information                                    D
Other supplementary information                                              E
Definition of Adjusted Funds From Operations (AFFO),
AFFO+GOS and AFFO plus appreciation realized on assets sold                  F


                                     -more-

                  Franklin Street Properties Financial Results
                            Supplementary Schedule A
                          Consolidated Income Statement
                                   (Unaudited)

                                                                   For the                   For the
                                                              Three Months Ended            Year Ended
                                                                 December 31,              December 31,
-------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                       2006         2005          2006         2005
=============================================================================================================

Revenue:
     Rental                                                  $24,233      $17,271      $ 90,270      $57,693
Related party revenue:
     Syndication fees                                          4,405        2,291        10,693        9,268
     Transaction fees                                          4,714        2,524        11,262        9,412
     Management fees and interest income from loans            1,005          205         2,083        1,807
Other                                                             36           --            60           --
-------------------------------------------------------------------------------------------------------------
             Total revenue                                    34,393       22,291       114,368       78,180
-------------------------------------------------------------------------------------------------------------

Expenses:
     Real estate operating expenses                            6,505        4,180        20,845       12,330
     Real estate taxes and insurance                           3,701        2,670        13,220        8,568
     Depreciation and amortization                             6,487        3,998        22,819       12,503
     Selling, general and administrative                       2,734        1,851         8,518        7,448
     Commissions                                               2,233        1,357         5,522        5,005
     Interest                                                  1,189          173         2,449        2,997
-------------------------------------------------------------------------------------------------------------

       Total expenses                                         22,849       14,229        73,373       48,851
-------------------------------------------------------------------------------------------------------------

Income before interest income, equity in earnings of
   non-consolidated REITs and taxes on income                 11,544        8,062        40,995       29,329
Interest income                                                  918          541         2,998        1,588
Equity in earnings of non-consolidated REITs                     128          102           845        1,397
-------------------------------------------------------------------------------------------------------------

Income before taxes on income                                 12,590        8,705        44,838       32,314
Income tax expense                                               567          125           839          422
-------------------------------------------------------------------------------------------------------------

Income from continuing operations                             12,023        8,580        43,999       31,892
Income from discontinued operations                              490        2,612         5,492       12,731
Gains on asset sales including provision
   for loss on asset held for sale                            26,969       17,233        61,438       30,493
-------------------------------------------------------------------------------------------------------------

Net income                                                   $39,482      $28,425      $110,929      $75,116
=============================================================================================================

Weighted average number of shares outstanding,
     basic and diluted                                        70,766       60,259        67,159       56,847
=============================================================================================================

Earnings per share, basic and diluted, attributable to:
Continuing operations                                        $  0.17      $  0.14      $   0.66      $  0.56
Discontinued operations                                         0.01         0.04          0.08         0.22
Gains on asset sales including provision
   for loss on asset held for sale                              0.38         0.29          0.91         0.54
-------------------------------------------------------------------------------------------------------------
Net income per share, basic and diluted                      $  0.56      $  0.47      $   1.65      $  1.32
=============================================================================================================


                                     -more-

                  Franklin Street Properties Financial Results
                            Supplementary Schedule B
                      Condensed Consolidated Balance Sheet
                                   (Unaudited)

(in thousands, except share and par value amounts)                                   December 31,
                                                                              -------------------------
                                                                                 2006            2005
                                                                                 ----            ----
Assets:
Real estate investments, net                                                  $ 803,490       $ 444,936
Acquired real estate leases, less accumulated amortization
   of $21,548 and $9,227, respectively                                           43,167          28,289
Investment in non-consolidated REITs                                              5,064           5,006
Assets held for sale                                                              5,830         119,479
Cash & cash equivalents                                                          69,973          69,715
Certificate of deposit maturing April 11, 2007                                    5,143              --
Restricted cash                                                                     761             461
Tenant rent receivables, less allowance for doubtful accounts
   of $433 and $350, respectively                                                 2,440           1,447
Straight-line rent receivable, less allowance for doubtful accounts
   of $163 and $163, respectively                                                 4,720           3,497
Prepaid expenses                                                                    972             805
Deposits on real estate assets                                                    5,010             710
Other assets                                                                      1,118             489
Office computers and furniture, net of accumulated depreciation
   of $851 and $729, respectively                                                   375             311
Deferred leasing commissions, net of accumulated amortization
   of $1,323, and $704, respectively                                              7,254           2,028
--------------------------------------------------------------------------------------------------------
Total assets                                                                  $ 955,317       $ 677,173
========================================================================================================

Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable and accrued expenses                                         $  25,275       $  11,583
Accrued compensation                                                              2,643           1,891
Tenant security deposits                                                          1,744           1,293
Acquired unfavorable real estate leases, less accumulated amortization
   of $534, and $134, respectively                                                3,693             823
--------------------------------------------------------------------------------------------------------
Total liabilities                                                                33,355          15,590
--------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.0001 par value, 20,000,000 shares
   authorized, none issued or outstanding                                            --              --
Common stock, $.0001 par value, 180,000,000 shares authorized,
   70,766,305 and 59,794,608 shares issued and outstanding, respectively              7               6
Additional paid-in capital                                                      907,794         677,397
Treasury stock, 731,898 and 731,898 shares at cost, respectively                (14,008)        (14,008)
Earnings (distributions) in excess of accumulated earnings/distributions         28,169          (1,812)
--------------------------------------------------------------------------------------------------------

    Total stockholders' equity                                                  921,962         661,583
--------------------------------------------------------------------------------------------------------

    Total liabilities and stockholders' equity                                $ 955,317       $ 677,173
========================================================================================================


                                     -more-

                  Franklin Street Properties Financial Results
                            Supplementary Schedule C
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

(in thousands)                                                                         December 31,
                                                                                --------------------------
                                                                                   2006            2005
                                                                                   ----            ----
Cash flows from operating activities:
   Net income                                                                   $ 110,929       $  75,116
   Adjustments to reconcile net income to net cash
        provided by  operating activities:
      Gains on assets sold, net                                                   (61,438)        (30,493)
      Depreciation and amortization expense                                        24,951          17,937
      Amortization of above market lease                                            7,138           4,310
      Equity in earnings from non-consolidated REITs                               (1,043)         (1,418)
      Distributions from non-consolidated REITs                                       783           1,217
      Increase to bad debt reserve                                                     83              --
      Shares issued as compensation                                                    --              31
  Changes in operating assets and liabilities:
     Restricted cash                                                                 (300)            572
     Tenant rent receivables, net                                                  (1,076)           (678)
     Straight-line rents, net                                                      (1,334)         (1,692)
     Prepaid expenses and other assets, net                                          (327)            586
     Accounts payable and accrued expenses                                          1,174            (200)
     Accrued compensation                                                             752           1,186
     Tenant security deposits                                                         451             260
  Payment of deferred leasing commissions                                          (5,880)         (1,560)
----------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                  74,863          65,174
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
      Cash acquired through issuance of common stock in merger transaction         13,849          10,621
      Purchase of real estate assets, office computers and
          furniture, capitalized merger costs                                    (159,351)        (75,988)
      Merger costs paid                                                              (838)           (402)
      Purchase of acquired favorable and unfavorable leases, net                   (6,801)        (12,513)
      Investment in certificate of deposit                                         (5,143)             --
      Investment in non-consolidated REITs                                         (4,137)            (18)
      Investment in assets held for syndication, net                                   --          59,532
      Changes in deposits on real estate assets                                    (4,300)           (710)
      Proceeds received on sale of real estate assets                             173,183         112,030
----------------------------------------------------------------------------------------------------------
      Net cash provided by investing activities                                     6,462          92,552
----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Distributions to stockholders                                               (80,948)        (67,208)
      Offering costs                                                                 (119)             --
      Purchase of treasury shares                                                      --         (14,008)
      Deferred financing costs                                                         --            (108)
      Borrowings (repayments) under bank note payable, net                             --         (59,439)
----------------------------------------------------------------------------------------------------------
      Net cash used for financing activities                                      (81,067)       (140,763)
----------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                             258          16,963
Cash and cash equivalents, beginning of period                                     69,715          52,752
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                        $  69,973       $  69,715
==========================================================================================================


                                     -more-

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule D
                          Real Estate Portfolio Summary
                                   (Unaudited)
                                December 31, 2006

                                                        As of December 31,
                                                --------------------------------
                                                     2006             2005
                                                ---------------  ---------------

Commercial real estate*
           Number of properties                            29               26
           Square feet                              5,148,490        3,978,264
           Leased percentage                              89%              92%

Residential real estate
           Number of properties                            --                1
           Number of apartments                            --              228
           Square feet                                     --          231,363
           Leased percentage                               --              97%

Combined portfolio*
           Number of properties                            29               26
           Square feet                              5,148,490        4,209,627
           Leased percentage                              89%              92%

* Excluding asset held for sale


(Investment & square feet in 000's)                              As of December 31, 2006
                                             ----------------------------------------------------------------
                                                 # of                      % of          Square      % of
State                                         Properties   Investment*   Portfolio        Feet    Portfolio
-----                                         ----------   -----------   ---------        ----    ---------

Texas                                              7         $218,322       27.2%         1,401       27.2%
Colorado                                           4          132,132       16.4%           791       15.4%
Georgia                                            2          104,185       13.0%           548       10.6%
Virginia                                           2           65,533        8.1%           433        8.4%
Missouri                                           2           58,694        7.3%           349        6.8%
Florida                                            1           51,641        6.4%           212        4.1%
California                                         3           40,617        5.1%           324        6.3%
Indiana                                            1           39,305        4.9%           205        4.0%
Illinois                                           1           33,972        4.2%           177        3.5%
Michigan                                           1           15,152        1.9%           215        4.2%
North Carolina                                     2           15,015        1.9%           172        3.3%
Washington                                         1           14,518        1.8%           117        2.3%
Massachusetts                                      1            9,033        1.1%           105        2.0%
Maryland                                           1            5,371        0.7%            99        1.9%
                                             ---------------------------------------   ----------------------
Total                                             29         $803,490      100.0%         5,148      100.0%
                                             =======================================   ======================

* Excluding asset held for sale


                                     -more-

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule E
                                   (Unaudited)
                                December 31, 2006

Property by type:
(dollars & square feet                              As of December 31, 2006
    in 000's)            ---------------------------------------------------------------------------
                             # of                           % of             Square          % of
Type                      Properties     Investment*      Portfolio          Feet         Portfolio
----                      ----------     -----------      ---------          ----         ---------
Office                         28          $798,119         99.3%           5,049            98.1%
Industrial                      1             5,371          0.7%              99             1.9%
                         ------------------------------------------       --------------------------
Total                          29          $803,490        100.0%           5,148           100.0%
                         ==========================================       ==========================

* Excluding asset held for sale

Commercial portfolio lease expirations (1)

                                     Total              % of
Year                              Square Feet        Portfolio
----                              -----------        ---------
2007                                  526,269            10.2%
2008                                  496,639             9.6%
2009                                  632,936            12.3%
2010                                  729,969            14.2%
2011                                  250,264             4.9%
2012                                  634,050            12.3%
Thereafter                          1,878,363            36.5%(2)
                                  -------------------------------
                                    5,148,490           100.0%
                                  ===============================

(1) Percentages are determined based upon square footage of expiring commercial leases and exclude assets held for sale.
(2)   Includes 589,000 square feet of current vacancies.

                                                  Year ending December 31,
                                              ------------------------------
(in thousands)                                  2006                 2005
                                                ----                 ----

Tenant improvements                            $13,471              $1,745
Deferred leasing costs                           5,881               1,560
Building maintenance expenditures                1,308               1,015
Increase to investment in buildings              1,220                  --
                                              ------------------------------
                                               $21,880              $4,320
                                              ==============================


                                     -more-

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule F
             Definition of Adjusted Funds From Operations ("AFFO"),
                    AFFO plus Gain on Sales ("AFFO+GOS") and
                 AFFO plus appreciation realized on assets sold


The Company evaluates the performance of its reportable segments based on several measures including, Adjusted Funds From Operations ("AFFO"), AFFO plus Gain on Sales ("AFFO+GOS") and AFFO plus appreciation realized on assets sold as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders. The Company defines AFFO as: Net Income as computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"); excluding gains or losses on the sale of real estate and non-cash income from Sponsored REITs; plus certain non-cash items included in the computation of Net Income (depreciation and amortization and straight-line rent adjustments); plus distributions received from Sponsored REITs; plus the net proceeds from the sale of land; Depreciation and amortization, gain or loss on the sale of real estate and straight-line rents are an adjustment to AFFO, as these are non-cash items included in Net Income. The Company defines AFFO+GOS as AFFO as defined above, plus gains and losses on sales of properties and provisions for assets held for sale. The Company defines AFFO plus appreciation realized on assets sold as AFFO+GOS as defined above excluding depreciation and amortization taken on properties which have been sold or are held for sale.

AFFO, AFFO+GOS and AFFO plus appreciation realized on assets sold should not be considered as alternatives to Net Income (determined in accordance with GAAP), as indicators of the Company's financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of the Company's liquidity, or are they necessarily indicative of sufficient cash flow to fund all of the Company's needs. Other real estate companies may define these terms in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, AFFO, AFFO+GOS and AFFO plus appreciation realized on assets sold should be examined in connection with Net Income and cash flows from operating, investing and financing activities in the consolidated financial statements.